Exhibit (j)

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the caption “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm, Reports to Shareholders and Financial Statements” in the Statement of Additional Information for DWS Large Cap Value Fund, DWS Equity Dividend Fund (formerly DWS Strategic Value Fund), DWS Dreman Mid Cap Value Fund and DWS Dreman Small Cap Value Fund in Post-Effective Amendment Number 62 to the Registration Statement (Form N-1A, No. 33-18477) of DWS Value Series. We also consent to the incorporation by reference into the Statement of Additional Information of our reports on the financial statements and financial highlights of DWS Large Cap Value Fund, DWS Strategic Value Fund, DWS Dreman Mid Cap Value Fund and DWS Dreman Small Cap Value Fund dated January 24, 2012 included in the Annual Report for the fiscal year ended November 30, 2011.

/s/Ernst & Young LLP
 Ernst & Young LLP

Boston, Massachusetts
February 24, 2012